UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 27, 2005
Date of Report
(Date of Earliest Event Reported)

WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23967	52-2040275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Lincoln Centre,
Oakbrook Terrace, Illinois 60181
(Address of principal executive offices (zip code))

630-629-0003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2004, the Board of Directors of WidePoint Corporation (“WidePoint”) approved, subject to the approval by the stockholders of WidePoint, an amendment to WidePoint’s Certificate of Incorporation to increase the number of authorized shares of WidePoint’s common stock from 50,000,000 shares to 110,000,000 shares. At WidePoint’s Annual Meeting of Stockholders, held on January 27, 2005, the stockholders of WidePoint voted in favor of the aforementioned amendment to WidePoint’s Certificate of Incorporation. On January 28, 2005, WidePoint filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation of WidePoint Corporation increasing the number of authorized shares of WidePoint’s common stock from 50,000,000 to 110,000,000, with such amendment being effective as of January 28, 2005.

Item 8.01  Other Events

On December 1, 2004, the Board of Directors of WidePoint approved an amendment to WidePoint’s 1997 Stock Incentive Plan (the “Plan”) providing for an increase in the total number of shares of common stock authorized for issuance under the Plan from 3,000,000 to 10,000,000 shares. At WidePoint’s Annual Meeting of Stockholders, held on January 27, 2005, the stockholders of WidePoint voted in favor of the aforementioned amendment to the Plan and the Plan was thereby amended to reflect the increase in the total number of shares of common stock authorized for issuance under the Plan from 3,000,000 to 10,000,000 shares.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation of WidePoint Corporation

99.1	WidePoint Corporation (Formerly ZMAX Corporation) 1997 Stock Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

By:	/s/ James T. McCubbin James T. McCubbin Vice President and Chief Financial Officer

Dated:  February 1, 2005